Exhibit 10.41

TENTH AMENDMENT TO
REVOLVING CONVERTIBLE PROMISSORY NOTE

This TENTH AMENDMENT (this "Tenth Amendment") to the Revolving Convertible Promissory Note dated as of September 7, 2015, as amended by an Amendment to the Note dated as of December 1, 2015, as further amended by a Second Amendment to the Note dated as of December 14, 2015, further amended by a Third Amendment to the Note dated as of January 27, 2016, further amended by a Fourth Amendment to the Note dated as of March 7, 2016, further amended by a Fifth Amendment to the Note as of April 21, 2016, further amended by a Sixth Amendment to the Note as of May 17, 2016, further amended by a Seventh Amendment dated as of June 16, 2016, further amended by an Eighth Amendment dated as of March 28, 2017 and as further amended by a Ninth Amendment dated as of September 27, 2017 (together the "Note"), by and between Seanergy Maritime Holdings Corp. a corporation organized under the laws of the Republic of the Marshall Islands (the "Maker") and Jelco Delta Holding Corp., or its respective registered assigns (the "Holder"), is made on 1 September, 2018.

Capitalized terms used but not defined herein shall have the meaning assigned in the Note.

WHEREAS, the parties wish to amend the Note as hereinafter set forth in order to increase the maximum principal amount available to be drawn under the Note from $21,165,000 to $24,665,000 and further amend the repayment schedule of the Note.

WHEREAS, Emperor Holding Ltd., a corporation 100% wholly owned by the Maker ("Emperor") has executed and delivered an irrevocable and unconditional guarantee dated 27 September 2017 (the "Guarantee") for the due and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of all the Maker's obligations under or in connection with, inter alia, the Note and it has been agreed by the parties that as a condition precedent to entering into this tenth amendment to the Note that Emperor executes and delivers on the date hereof a letter of confirmation in a form agreed by the Holder.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

(A)	Section 1.1 of the Note is deleted in its entirety and replaced with the following:

1.1          "Applicable Limit" means the maximum principal amount available for drawing hereunder at any relevant time and being on the date hereof twenty four million six hundred sixty five thousand Dollars ($24,665,000);

(B)	Section 1.6 of the Note is deleted in its entirety and replaced with the following:

1.6          "Note" means a revolving note in the principal amount of up to twenty four million six hundred sixty five thousand Dollars ($24,665,000) at any one time outstanding to be made available to the Maker by the Holder in multiple Revolving Advances as the same may be reduced in accordance with the terms and conditions of this Note or, if the context may so require, so much thereof as shall for the time being be outstanding hereunder;

(C)	Each other reference in the Note to "$21,165,000" is deleted and replaced with "$24,665,000."

(D)	Section 1.7 is deleted in its entirety and Section 1.8 of the Note is deleted in its entirety and is replaced with the following:

"1.8 "Maturity Date" means December 31, 2022."

(E)          A new Section 7.3 be inserted under Section 7 to read as follows:

"7.3 A Revolving Advance of the amount of three million five hundred thousand Dollars ($3,500,000) may be requested by the Maker to the Holder provided that (i) the request is made by 10 April 2019 (the "Final Revolving Advance Date") and (ii) there is no Material Adverse Effect. In case the request is not made by the Final Revolving Advance Date or there is Material Adverse Effect, the Final Revolving Advance will not be available to be drawn by the Maker and the Applicable Limit will automatically be amended to $21,165,000."

(F)
Confirmation of Agreement.  Except as expressly set forth herein, the Note is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms, and each reference in the Note to "this Note" shall mean the Note as amended by this Tenth Amendment.

(G)
Counterparts; Effectiveness.  This Tenth Amendment may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.  This Tenth Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(H)
Governing Law.  The laws of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without regard to the principles of conflicts of laws thereof.

[Signature page follows]

THIS TENTH AMENDMENT has been entered into on the date stated above.

THE MAKER:

SEANERGY MARITIME HOLDINGS CORP.

By:	/s/ Stamatios Tsantanis
Name: Stamatios Tsantanis Title: Chief Executive Officer

THE HOLDER:

JELCO DELTA HOLDING CORP.

By:	/s/ illegible
Name: Title: